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                                                                    EXHIBIT 10.8


                       1990 NONQUALIFIED STOCK OPTION PLAN
                            FOR NONEMPLOYEE DIRECTORS
                                       OF
                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

                         As amended on August 24, 1995


                                    RECITALS

     A. Effective as of March 20, 1990 (the "Effective Date"), the Board of Directors of Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (the "Company"), hereby adopts this 1990 Nonqualified Stock Option Plan for Nonemployee Directors (the "Plan").

     B. The purposes of the Plan are to provide to each of the directors of the Company who is not also either an employee or an officer of the Company added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options (the "Options", or individually, an "Option") to purchase shares of the Company's common stock, par value $.03 per share (the "Common Stock"), subject to the terms and conditions described below.


                                    ARTICLE I

                                     GENERAL

     1.01 DEFINITIONS. For purposes of this Plan and as used herein, "nonemployee director" shall mean an individual who (a) is now, or hereafter becomes, a member of the Board of Directors of the Company, (b) is neither an employee nor an officer of the Company and (c) has not elected to decline to participate in the Plan pursuant to the next succeeding sentence. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Company dated as of the date of his initial election to the Board of Directors or, in the case of the directors in office on the Effective Date, prior to shareholder approval of the Plan, to decline to participate in the Plan. For purposes of this Plan, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and "officer" shall mean an individual elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed in the By-laws of the Company to serve as such, except that for purposes of this Plan, the Chairman of the Board shall not be deemed to be an officer of the Company solely by virtue of his election to and service in that position.



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     For purposes of this Plan, and as used herein, the "fair market value" of a share of Common Stock is the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock on the National Association of Securities Dealers Automated Quotation System.

     1.02 OPTIONS. The Options granted hereunder shall be options that are not qualified under Section 422 of the Code.


                                   ARTICLE II

                                 ADMINISTRATION

     The Plan shall be administered by the Board of Directors. The Board of Directors shall have no authority, discretion or power to select the participants who will receive Options, to set the number of shares to be covered by any Option, or to set the exercise price or the period within which the Options may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions of the Plan and except in accordance with Sections 3.02(a) and
Section 5.02 hereof. Subject to the foregoing limitations, the Board of Directors shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board of Directors relating to the Plan shall be final and binding upon the Company, the Holders (as hereinafter defined) and all other persons. No member of the Board of Directors shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan.


                                   ARTICLE III

                                     OPTIONS

     3.01 PARTICIPATION. Each nonemployee director of the Company who does not elect to decline to participate in the Plan pursuant to Section 1.01 hereof shall be granted Options to purchase Common Stock under the Plan on the terms and conditions herein described.

     3.02 STOCK OPTION AGREEMENTS. Each Option granted under the Plan shall be evidenced by a written stock option agreement, which agreement shall be entered into by the Company and the nonemployee director to whom the Option is granted (the "Holder"), and which agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms

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and conditions of this Plan as the Board of Directors considers appropriate in each case:

          (a) OPTION GRANT DATES. Options shall be granted initially as of the Effective Date to each nonemployee director who was serving the Company as a director on July 18, 1989, the date on which the Compensation Committee of the Board of Directors approved and recommended the adoption of the Plan and the grant of Options to the nonemployee directors then in office (the "Establishment Date"), and who is continuing to serve the Company as a director on the Effective Date. Thereafter, during the term of the Plan, an Option shall be granted automatically to each new nonemployee director as of the date on which such director is first elected or appointed to serve as a director of the Company. No person shall be eligible to be granted more than one Option under the Plan. The date of grant of an Option pursuant to the Plan shall be referred to hereinafter as the "Grant Date" of such Option.

          (b) NUMBER OF SHARES. Each Option shall entitle the Holder to purchase, in accordance with the terms of such Option and the Plan, 10,000 shares of Common Stock, subject to adjustment in accordance with Section
     4.02 hereof. If, on the Grant Date of any Option, fewer shares of Common Stock remain available for grant than are necessary to permit the grant of an Option covering 10,000 shares of Common Stock to each person entitled to receive an Option on such date, then each Option granted on such date shall cover an equal number of whole shares of Common Stock and all Options granted on such date shall cover, in the aggregate, all shares then available for grant under the Plan (or such smaller number as may be necessary to permit each such Option to cover an equal number of whole shares of Common Stock).

          (c) PRICE. The price at which each share of Common Stock covered by an Option granted as of the Effective Date may be purchased pursuant to the Plan shall be $3.125, which is equal to the fair market value of a share of Common Stock on the Establishment Date. The price at which each share of Common Stock covered by an Option granted on any Grant Date subsequent to the Effective Date may be purchased pursuant to the Plan shall be the fair market value of a share of Common Stock on such Grant Date.

          (d) OPTION PERIOD. Subject to Section 3.02(i) below, the period within which each Option may be exercised shall commence on the first anniversary of the Grant Date and shall expire on the date immediately preceding the tenth anniversary of the Grant Date of such Option (the "Option Period"), unless terminated sooner pursuant to Section 3.02(e) below.

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          (e)  TERMINATION OF SERVICE, DEATH, ETC.  Each stock option agreement shall provide as follows with respect to the exercise of the Option granted thereby in the event that the Holder ceases to be a nonemployee director for the reasons described in this Section 3.02(e):

               (i) If the directorship of the Holder is terminated within the Option Period on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, the Option shall automatically terminate as of the date of such termination;

               (ii) If the Holder shall die during the Option Period while such Holder is a director of the Company (or during the additional three-month period provided by paragraph (iii) of this Section 3.02(e)), the Option may be exercised, to the extent that the Holder was entitled to exercise it at the date of the Holder's death, within one year after such death (if within the Option Period), but not thereafter, by the executor or administrator of the estate of the Holder, or by the person or persons who shall have acquired the Option directly from the Holder by bequest or inheritance; or

               (iii) If the directorship of the Holder is terminated for any reason (other than the circumstances specified in paragraphs (i) and (ii) of this Section 3.02(e)) within the Option Period, the Option may be exercised, to the extent the Holder was entitled to do so at the date of termination of the directorship, within three months after such termination (if within the Option Period), but not thereafter.

          (f) TRANSFERABILITY. An Option granted under the Plan shall not be transferable by the Holder, otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Holder the Option shall be exercisable only by the Holder.

          (g) AGREEMENT TO CONTINUE IN SERVICE. Each Holder shall agree to remain in the service of the Company, at the pleasure of the Company's shareholders, for a continuous period of at least one year after the date of the grant to such Holder of any Option, at the retainer rate and fee schedule, if any, then in effect or at such changed rate or schedule as the Company from time to time may establish.

          (h) EXERCISE, PAYMENTS, ETC. Each stock option agreement shall provide that the Option granted thereby may be exercised, in whole or in part, by the Holder at any time or (with respect to partial exercises) from time to time during the Option Period, subject to the provisions of the

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     stock option agreement and the Plan, and that the method for exercising the
     Option shall be by the delivery to the President of the Company of, or by the sending by United States registered or certified mail, postage prepaid, addressed to the Company (to the attention of its President) of, written notice signed by the Holder specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the purchase price of such shares. Any such notice shall be deemed to have been given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated. In addition to the foregoing, promptly after demand by the Company, the exercising Holder shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise.

          (i) SERVICE REQUIRED FOR EXERCISE. No Option shall become exercisable until the Holder has continuously served the Company as a nonemployee director for a period of at least one year following the Grant Date of such Option.


                                   ARTICLE IV

                             AUTHORIZED COMMON STOCK

     4.01 COMMON STOCK. The total number of shares of Common Stock as to which Options may be granted pursuant to the Plan shall be 90,000, in the aggregate, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 4.02 hereof. If any outstanding Option under the Plan shall expire or be terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option shall again be subject to grant under the Plan. The Company shall, at all times during the life of any outstanding Options, retain as authorized and unissued Common Stock at least the number of shares from time to time covered by the outstanding Options.

     4.02 ADJUSTMENTS UPON CHANGES IN COMMON STOCK. In the event the Company shall effect a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the

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then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

     In the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section 4.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.


                                    ARTICLE V

                               GENERAL PROVISIONS

     5.01 TERMINATION OF PLAN. The Plan shall terminate whenever the Board of Directors adopts a resolution to that effect. If not sooner terminated in accordance with the preceding sentence, the Plan shall wholly cease and expire at the close of business on March 20, 2000. After termination of the Plan, no Options shall be granted under the Plan, but the Company shall continue to recognize, and perform its obligations with respect to, Options previously granted.

     5.02 AMENDMENT OF PLAN. The Board of Directors may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall (a) impair any Options theretofore granted under the Plan or deprive any Holder of any shares of Common Stock which such Holder might have acquired through or as a result of the Plan, or (b) be made without the approval of the holders of a majority of the outstanding shares of Common Stock of the Company where such change would (i) increase the total number of shares of Common Stock as to which Options may be granted under the Plan or decrease the purchase price at which Options may be granted under the Plan (other than as provided in Section 4.02 hereof), (ii) materially alter the class of persons eligible to be granted Options under the Plan, (iii) materially increase the benefits accruing to Holders under the Plan or (iv) extent the term of the Plan or the Option Period of any Option.

     Notwithstanding any other provisions of this Section, the provisions of the Plan governing (A) the number of Options to be awarded, (B) the number of shares of Common Stock to be covered by each Option, (C) the exercise price per share under each Option, (D) when and under what circumstances each Option will be granted, (E) the period within which each Option may be exercised and (F) the class of persons eligible to be granted Options under the Plan shall not be amended or altered more than once every six months, other than to comport with changes in the Code or the rules promulgated thereunder, or the Employee Retirement Income

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Security Act of 1974, as amended, or the rules promulgated thereunder.

     5.03 TREATMENT OF PROCEEDS. Proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

     5.04 EFFECTIVENESS. This Plan shall become effective as of the Effective Date, subject to the conditions stated in the following sentence. This Plan and each Option granted or to be granted hereunder is conditional on and shall be of no force and effect, and no Option shall be exercised, unless and until, shareholder approval of the Plan by the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of shareholders of the Company duly held not later than the date of the next annual meeting of shareholders.

     5.05 SECTION HEADINGS. The section headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.


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